UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 10, 2009

NILE THERAPEUTICS, INC.

(Exact name of Registrant as Specified in its Charter)

Delaware	001-34058	88-0363465
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

115 Sansome Street, Suite 310

San Francisco, California 94104

(Address of Principal Executive Offices)

(415) 875-7880

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 10, 2009, Nile Therapeutics, Inc. (“Nile”) entered into a Separation Agreement and General Release (the “Separation Agreement”) with Peter M. Strumph, Nile’s Chief Executive Officer and member of its Board of Directors. Pursuant to the Separation Agreement, Mr. Strumph and Nile mutually agreed that Mr. Strumph’s employment with Nile, as well as the Employment Agreement between Nile and Mr. Strumph dated May 11, 2007, as amended to date (the “Employment Agreement”), terminated on June 10, 2009 (the “Separation Date”). Mr. Strumph also resigned as a director of Nile as of the Separation Date.

The following description of the material terms of the Separation Agreement is qualified in its entirety by reference to the actual Separation Agreement, which is filed as Exhibit 10.1 to this Form 8-K and is hereby incorporated by reference:

In accordance with the terms of the Separation Agreement, Nile will make a lump sum payment to Mr. Strumph in the amount of $230,000 and agreed to continue providing for Mr. Strumph’s participation in Nile’s health and dental plans for a period of six months. The Separation Agreement also provides that Mr. Strumph is entitled to a payment of $100,000 if, within 24 months following the Separation Date, Nile completes a transaction resulting in a “Change of Control,” as such term is defined in the Employment Agreement. A copy of the initial Employment Agreement was filed as Exhibit 10.2 to Nile’s Form 8-K filed with the Commission on September 21, 2007, and subsequent amendments were filed as exhibits to the Company’s Form 8-K filed on March 5, 2008 and Form 10-K for the year ended December 31, 2008 filed on March 12, 2009. The Company further agreed to accelerate the vesting of the remaining unvested installment of Mr. Strumph’s Employment Options (as defined in the Employment Agreement) relating to 329,857 shares of Nile common stock. The Separation Agreement provides that all vested stock options held by Mr. Strumph as of the Separation Date will remain exercisable for a period of five years following the Separation Date. Accordingly, as of the Separation Date, the Employment Options represent the right to purchase 989,572 shares of Nile common stock and the Performance Options represent the right to purchase 242,482 shares of Nile Common stock, in both cases at an exercise price of $2.71 per share. In addition, Mr. Strumph holds a vested stock option to purchase 149,148 shares of Nile common stock at an exercise price of $0.88 per share, which was granted in January 2009. The Separation Agreement also provided for a mutual release of claims that either party may have against the other.

Additionally, on June 11, 2009, the Board of Directors of Nile appointed Joshua A. Kazam, currently a director of Nile, to serve as Nile’s President and Chief Executive Officer. Mr. Kazam, who will continue to serve as a director, will not receive additional compensation for his service as President and CEO.

Mr. Kazam, age 32, has served as a director of Nile since September 2007. In September 2004, Mr. Kazam co-founded Two River and currently serves as Vice President and Director of Two River’s managing member, Two River Group Management, LLC. Mr. Kazam also serves as an Officer and Director of Riverbank. From 1999 to 2004, Mr. Kazam was a Managing Director of Paramount, where he was responsible for ongoing operations of venture investments, and as the Director of Investment for the Orion Biomedical Fund, LP. Mr. Kazam currently serves as a director of Velcera, Inc. and Arno Therapeutics, Inc., as well as several other privately-held biotechnology companies. Mr. Kazam is a graduate of the Wharton School of the University of Pennsylvania.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Separation Agreement and General Release between Nile Therapeutics, Inc. and Peter M. Strumph dated June 10, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

NILE THERAPEUTICS, INC.

Date: June 12, 2009	By:	/s/ Daron Evans
Daron Evans
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Separation Agreement and General Release between Nile Therapeutics, Inc. and Peter M. Strumph dated June 10, 2009.